Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

International Vineyard, Inc.
27122 A Paseo Espada, Suite 924
San Juan Capistrano, Ca 92675

We consent to the use in this Registration Statement on Form SB-2 of our report dated September 14, 2007, relating to the financial statements of and to the reference of our firm under the headings "Experts."

/s/ Jonathon P. Reuben, C.P.A.
Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
October 2, 2007